PETMED EXPRESS, INC.

QUARTER ENDED SEPTEMBER 30, 2015

CONFERENCE CALL TRANSCRIPT

OCTOBER 19, 2015 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express Incorporated doing business as 1-800-PetMeds conference call to review the financial results for the second fiscal quarter ended on September 30, 2015.  At the request of the company this conference call is being recorded.  Founded in 1996 1-800-PetMeds is America’s largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats direct to the consumer. 1-800-PetMeds markets its products through national television, online, direct mail, and print advertising campaigns which direct consumers to order by phone or on the Internet, and aim to increase the recognition of the “PetMeds” family of brand names. 1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering, and rapid home delivery.  At this time I would like to turn the call over to the company’s Chief Financial Officer, Mr. Bruce Rosenbloom. Thank you. You may begin.

Bruce Rosenbloom:

Thank you. I would like to welcome everybody here today. Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I would like to remind everyone that the first portion of this conference call will be listen-only until the question and answer session which will be later in the call.  Also certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Security Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties. These statements are based on our beliefs as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events these statements involve risks, uncertainties and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance or achievements expressed or implied by these statements. We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission. Now let me introduce today’s speaker Mendo Akdag, the President and Chief Executive Officer of 1-800-PetMeds, Mendo.

Mendo Akdag:

Thank you Bruce. Welcome and thank you for joining us.  Today we will review the highlights of our financial results. We’ll compare our second fiscal quarter and six months ended on September 30, 2015 to last year’s quarter and six months ended on September 30, 2014.

For the second fiscal quarter ended on September 30, 2015 sales were $56.7 million compared to $57.6 million for the same period the prior year, a decrease of 1.5%. For the six months ended on September 30, 2015 sales were $128.4 million compared to $130.1 million for the six months the prior year, a decrease of 1.4%. The decreases in sales were due to decreases in new order sales. The average order value was approximately $80 for the quarter compared to $75 for the same quarter the prior year.

For the second fiscal quarter net income was $4.5 million or $0.22 diluted per share compared to, excluding a one-time charge for a discontinued project, $3.8 million or $0.19 diluted per share for the same quarter the prior year, an increase to net income of 18%, and for the six months net income was $10.3 million or $0.51 diluted per share compared to again excluding a one-time charge for a discontinued project, $8.8 million or $0.44 diluted per share a year ago, an increase to net income of 17%.

Reorder sales were relatively flat at $46.7 million for the quarter compared to reorder sales of $46.6 million for the same quarter the prior year. For the six months, the reorder sales increased by 1% to $106.2 million compared to $105.1 million for the same period last year. New order sales decreased by 8% to $10.1 million for the quarter compared to $11.0 million for the same period the prior year. For the six months the new order sales decreased by 11.4% to $22.1 million compared to $25.0 million for the same period last year. We acquired approximately 127,000 new customers in our second fiscal quarter compared to 152,000 for the same period the prior year, and we acquired approximately 275,000 new customers in the six months compared to 336,000 for the same period a year ago.

Exhibit 99.1 Page 1 of 5

We acquired approximately 127,000 new customers in our second fiscal quarter compared to 152,000 for the same period the prior year, and we acquired approximately 275,000 new customers in the six months compared to 336,000 for the same period a year ago.

Approximately 81% of our sales were generated on our web site for the quarter compared to 80% for the same period the prior year. The seasonality in our business is due to the proportion of flea, tick and heartworm medications in our product mix. Spring and summer are considered peak seasons with fall and winter being the off seasons.

For the second fiscal quarter our gross profit as a percent of sales was 33.3% compared to 32.1% for the same period the prior year, and for the six months our gross profit as a percent of sales was 32.6% compared to 32.5% for the same period a year ago. The percentage increase for the quarter can be attributed to a shift in sales to higher margin items.

Our general and administrative expenses were relatively flat for the quarter and the six months. For the quarter we spent $6.2 million in advertising compared to $6.9 million for the same quarter the prior year. For the six months we spent $14.1 million in advertising compared to $16.8 million during the same period a year ago. The deceases in advertising were due to diminishing returns. The advertising cost of acquiring a customer was approximately $49 for the quarter compared to $45 for the same quarter the prior year. For the six months it was $51 compared to $50 for the six months the prior year.

We had $57.8 million in cash and short-term investments and $24.4 million in inventory with no debt as of September 30, 2015. Net cash from operations for the six months was $14.0 million. This ends the financial review. Operator, we are ready to take questions.

Coordinator:

Thank you so much. We will now begin the question and answer session. If you would like to ask a question you may press star and then 1 and record your name at the prompt and I will introduce you. To cancel your question you may press star and then 2. Again to ask a question press star 1, to cancel your question press star 2.  One moment please for the first question. Our first questioner is Mr. Kevin Ellich with Piper Jaffray.

Kevin Ellich:

Good morning. Thanks for taking the questions. Mendo, a few things. I guess first off could you talk about what was driving the higher margins? What type of products are we seeing in what categories? And can you give us the split between generic versus branded products? And then I have another question on the average order size.

Mendo Akdag:

Due to competitive reasons we’re not going to comment on it. There was some increase in private label. I can tell you that.

Kevin Ellich:

Okay. That’s helpful. And then on the average order size increase was there a price increase? Did you guys push through any rate increases or was this all just mix shift to just higher, you know, people spending more money on various products?

Mendo Akdag:

We slightly increased our prices on certain brands during the quarter to pass some of the cost increases to the consumer. But also sales shifted to higher priced items and we also sold higher doses.

Kevin Ellich:

Higher doses. Can you talk at all about what brands or what type of, are these parasiticides or, you know, some of the new products that have come to market in the oral flea and tick category?

Mendo Akdag:

We really don’t want to comment on it due to competitive reasons.

Kevin Ellich:

Oh okay. That’s fine. And then on the increase in customer acquisition costs and, you know, advertising costs was right in line with our expectation, I guess what are you seeing in the remnant space? Are you shifting more towards online advertising or are you finding the TV rates still in pretty, you know, pretty favorable at this point?

Mendo Akdag:

Typically, I mean, the TV cost has been increasing about mid-single digit every year and this year is - that was the case also. But we decreased TV advertising for the quarter due to diminishing returns.

Exhibit 99.1 Page 2 of 5

Kevin Ellich:

Okay. And then, you know, I guess with the comment about focusing on improving marketing efforts to drive, you know, sales and profitability I guess what, you know, could you give us a little bit more color as to what that’s going to entail? And then also your thoughts on advertising costs heading into the election year. Thanks.

Mendo Akdag:

We are running a new campaign which we started this month and we are putting more emphasis on database marketing. We’ll see what happens. As far as the election year is concerned we anticipate that the costs will go up especially a few months prior to the election.

Kevin Ellich:

Great. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question is Miss Erin Wilson with Bank of America Merrill Lynch.

Erin Wilson:

Great. Thanks for taking my questions. Can you give us an update on the supplies and accessories business and how that’s progressing?

Mendo Akdag:

It really has been actually going down. So we have not focused on it up to now but we are planning on revitalizing it going forward.

Erin Wilson:

Do you anticipate I guess that being a key strategy to sort of jump start growth in new orders or what’s just your general strategy there or any sort of new initiatives?

Mendo Akdag:

It’s really a margin issue. We like high price, high margin lightweight products which supplies obviously does not fit into that.

Erin Wilson:

Okay great. And then how would you characterize the flea and tick season over this past year was it - did it last later than expected? Were there any sort of abnormal seasonal factors?

Mendo Akdag:

Probably similar to last year. That would be my guess at this time.

Erin Wilson:

Okay great. Thanks so much.

Coordinator:

Thank you. Next question is Mr. Anthony Lebiedzinski with Sidoti and Company.

Anthony Lebiedzinski:

Good morning and thank you for taking the questions. So just wanted to get your view as to the sustainability of the shift to higher margin items. Is this something that you think can continue or is this more or less coming, you know, were there any special factors that perhaps drove the pickup this quarter here?

Mendo Akdag:

We hope so. So we’re - in our advertising we’re exposing them more so we’ll see what happens.

Anthony Lebiedzinski:

Got it. Okay. And could you perhaps quantify the overall impact of the price increase that you guys took in some of your items?

Mendo Akdag:

As far as the - I would say...maybe about - I’ll give you a rough idea. I don’t have the exact math in front of me but probably about 20 basis points of the increase is due to that.

Anthony Lebiedzinski:

Okay got it. Okay. And then when you mentioned that in the advertising space you were seeing diminishing returns is this across the board that you’re seeing that or is it the more TV, more - or was it more online? Can you just give us some color in regards to that please?

Mendo Akdag:

More television.

Anthony Lebiedzinski:

Okay got it. All right well thank you very much.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. Our next question is Mr. Mitch Bartlett with Craig-Hallum.

Exhibit 99.1 Page 3 of 5

Mitch Bartlett:

Sure good morning. Mendo, I…

Mendo Akdag:

Good morning.

Mitch Bartlett:

Maybe you could spell out kind of the areas of strength, areas of weakness. If I were to say that the OTC business, the flea and tick business has been under pressure for years and maybe that you have withdrawn a lot of advertising initiative there and replaced it with more concentrated focus on getting prescription customers and that is what’s driving gross margins, that’s what’s driving AOV, is that a fair characterization? And how big...

Mendo Akdag:

Somewhat. I mean, we have not given up on the flea and tick topicals. But it’s somewhat a fair characterization.

Mitch Bartlett:

What happened to the gross margins on both sides of those equations? What’s going on underneath the overall gross margin as it pertains prescription versus OTC?

Mendo Akdag:

Well sales shifted to higher margin items including private label.

Mitch Bartlett:

But those - but the shift also was benefited by the gross margins in prescription perhaps?

Mendo Akdag:

Maybe.

Mitch Bartlett:

Yes okay. All right. Inventories - any - it seems like you are - your inventories are up year over year but, you know, they have been kind of trending a little bit down. Is that a situation because of opportunity buys are less prevalent? Or could you talk to the ability to acquire favorable inventory buys?

Mendo Akdag:

Our inventory will fluctuate based on promotional buying opportunities. When there’s a cost advantage we’ll carry higher inventory. But don’t forget we are going into our off peak season.

Mitch Bartlett:

Right, so no need to load up on inventories.

Mendo Akdag:

That is correct.

Mitch Bartlett:

And competition on the prescription side of the business - any changes or any big movements? Could you discuss that?

Mendo Akdag:

I would say there’s no big movements. There’s a little bit more competition but we have not seen any big movement.

Mitch Bartlett:

Great. Thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. Our next question is Mr. Juan Bejarano with Noble Financial.

Juan Bejarano:

Hi good morning and thank you for taking our questions.

Mendo Akdag:

Sure.

Juan Bejarano:

So regarding your order value being higher - correct me if I’m wrong but I believe that you raised the minimum order size for free shipping. I think you used to provide free shipping for orders over 35 or 39 and now it’s free shipping on orders over 49. Do you feel like that helped with the average order volume, uh value?

Mendo Akdag:

We - probably, probably it did.

Juan Bejarano:

Okay so is that a strategy you’ll continue to do? I would assume.

Exhibit 99.1 Page 4 of 5

Mendo Akdag:

Well we intend to keep it at $49 at this time.

Juan Bejarano:

Got it. And just regarding acquisitions, are you still considering making acquisitions? I believe at one point you were looking at vet clinics for potential acquisitions. Is that still viewed as an opportunity or is that long past?

Mendo Akdag:

During normal course of business we do look at acquisition opportunities. But if something happens obviously we’ll let the market know.

Juan Bejarano:

Okay. Thank you. That’s it for me.

Coordinator:

Thank you. Our next question is Mr. Kevin Ellich with Piper Jaffray.

Kevin Ellich:

Mendo, just two quick follow ups. One was kind of on the M&A I guess. Could you prioritize your use of cash given what you guys have on the balance sheet and cash in short term? And then the second question was, you know, kind of looking at new customers and, you know, new customer sales which has been, you know, steadily declining over the last several quarters, I guess when do you think that’s going to turn around and what’s it going to take for you guys to see some improvement in new customer sales?

Mendo Akdag:

All I can tell you is, you know, we are running a new campaign in our advertising and putting more emphasis on database marketing and we’ll see what happens. Keep in mind that every customer does not have equal value.

Kevin Ellich:

Okay.

Mendo Akdag:

So we’re attempting to acquire higher valued customers.

Kevin Ellich:

Yes. I mean, it sounds like you guys have been doing the database marketing and kind of this focus for a while. Just - it’s - have you switched I guess the focus in what you’re doing over the last several quarters? I mean, how has that changed over the last …

Mendo Akdag:

Well I can tell you that our implementation is probably 80% done but it’s going to be 100% next spring, so…

Kevin Ellich:

Okay. And how long has that been going on in terms of this - where you’re at now, that 80% implementation?

Mendo Akdag:

About a year.

Kevin Ellich:

Okay. And then - yes. Uses of cash or capital.

Mendo Akdag:

Well as you know we pay dividends and we have some still about I think $10 million remaining in our stock buyback. You know, as far as M&A is concerned, you know, we are not focused on it but during the normal course of business when opportunities arise we look at them.

Kevin Ellich:

Okay. Sounds good. Thank you.

Mendo Akdag:

You're welcome.

Coordinator:

At this time we have no additional questions in queue and now I’ll turn meeting over to you Mr. Akdag.

Mendo Akdag:

Thank you. For the remainder of fiscal year 2016 we are focusing on improving our marketing efforts to increase sales and profitability.  This wraps up today’s conference call. Thank you for joining us. Operator, this ends the conference call.

Coordinator:

Thank you for participating. You may now disconnect.

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